                THIS NOTE AND THE CONVERSION SHARES SUBJECT
                HERETO HAVE NOT BEEN REGISTERED UNDER THE
                SECURITIES ACT OF 1933. THIS NOTE AND SUCH
                CONVERSION SHARES MAY NOT BE OFFERED, SOLD,
                TRANSFERRED, PLEDGED OR HYPOTHECATED IN THE
                ABSENCE OF REGISTRATION UNDER THE SECURITIES ACT OF 1933 EXCEPT IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT. THE ISSUER SHALL NOT BE REQUIRED TO REGISTER THE TRANSFER OF THIS NOTE OR SUCH CONVERSION SHARES UNLESS AND UNTIL THE NOTE OR SUCH CONVERSION SHARES HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE ISSUER HAS BEEN ADVISED BY COUNSEL SATISFACTORY TO IT THAT AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT IS AVAILABLE FOR SUCH TRANSFER.

                THE INDEBTEDNESS HEREUNDER IS SUBORDINATE TO THE INDEBTEDNESS OF FAIRCOM INC. TO AT&T COMMERCIAL FINANCE CORPORATION (THE "SENIOR LENDER") PURSUANT TO THE TERMS AND CONDITIONS OF AN INTERCREDITOR AND SUBORDINATION AGREEMENT (THE "SUBORDINATION AGREEMENT") DATED AS OF JUNE 30, 1997, AMONG FAIRCOM INC., FAIRCOM MANSFIELD INC., FAIRCOM FLINT INC., THE PAYEE, THE SENIOR LENDER AND CERTAIN OTHER PARTIES. BY ITS ACCEPTANCE OF THIS INSTRUMENT, THE HOLDER HEREOF AGREES TO BE BOUND BY THE PROVISIONS OF THE SUBORDINATION AGREEMENT TO THE SAME EXTENT THAT THE PAYEE IS BOUND.


                CLASS B CONVERTIBLE SUBORDINATED PROMISSORY NOTE
                ------------------------------------------------

                                                                  June 30, 1997

         FOR VALUE RECEIVED, Faircom Inc., a corporation organized and existing under the laws of the State of Delaware (the "Company"), hereby promises to pay to the order of Blue Chip Capital Fund II Limited Partnership ("Payee") the unpaid principal amount of each loan made by the Payee to the Company pursuant to the Securities Purchase Agreement referred to below, payable on July 1, 2002, or, if earlier and upon the election of the Payee, upon or after the occurrence of an event of the nature described in Section 3(c)(viii) hereof (the "Maturity Date"). Principal and interest shall be paid in lawful money of the United States at the principal office of the Payee or at such other address of which the then Payee shall have notified the Company in writing. This Note is issued pursuant to the terms of the Securities Purchase Agreement of even date herewith (the "SPA") among the Company, Payee, Faircom Flint Inc., Faircom Mansfield Inc., and certain other parties and is entitled to the benefit thereof (Faircom Flint Inc. and Faircom Mansfield Inc. being collectively the "Subsidiaries"). This Note may not be prepaid without the consent of the Payee.

         All loans made by the Payee shall be recorded by the Payee on Exhibit A attached hereto and made a part hereof, provided that the failure of the Payee to make any such recordation shall not affect the obligations of the Company hereunder or under the SPA.

         1. Subordination. Payee hereby subordinates the indebtedness evidenced hereby to the indebtedness of the Company to the Senior Lender pursuant to the Subordination Agreement. Anything in this Note to the contrary notwithstanding, Payee shall subordinate the indebtedness evidenced hereby to the indebtedness of the Company to any bank or other institutional lender that replaces the Senior Lender as the Company's senior lender (the "Replacement Senior Lender"); provided, however, that the terms and conditions of any subordination to the Replacement Senior Lender shall be on terms and subject to conditions that in all material respects are no less favorable to Payee, in Payee's reasonable determination, than the terms and conditions of the Subordination Agreement.

         2. Interest. This Note shall bear interest at a rate of seven percent (7%) per annum, compounded quarterly. Interest shall accrue and will be payable in cash or by certified or cashiers' check on the Maturity Date.

         3. Conversion.

            (a) At its sole option and at any time while amounts due under this Note are outstanding, Payee may convert in whole or in part the principal amount of this Note for 6,604,075 fully paid and nonassessable shares (the "Conversion Shares") of common stock, $0.01 par value, (the "Common Stock") of the Company at a price equal to $.64354206 per share (the "Per Share Conversion Price"). All interest accrued and unpaid on this Note as of the time of the final such conversion shall be paid to Payee in cash upon such conversion. Payee may elect to convert this Note as provided herein if and only if at the time of conversion all Class A Convertible Subordinated Promissory Notes made by the Corporation have been converted. The number of Conversion Shares and the Per Share Conversion Price set forth above are subject to adjustment pursuant to Section 3(c) below.

            (b) Payee may convert all or any portion of this Note by surrendering this Note to the Company, or its duly authorized agent, with the Conversion Notice attached hereto as Exhibit B duly completed and executed. If this Note is converted in part, this Note must be converted for a whole number of Conversion Shares and Payee is entitled to receive a new Note with respect to the principal amount in respect of which this Note has not been converted. Upon surrender of this Note and the Conversion Notice, the Company shall cause to be issued and delivered with all reasonable dispatch to Payee certificate(s) for the number of Conversion Shares being issued.

            (c) (i) If at any time after the date hereof shares of Common Stock are issued as a dividend or other distribution on Common Stock, the Per Share Conversion Price in effect at the opening of business on the business day next succeeding the date fixed for the determination of the shareholders entitled to receive such dividend or other distribution shall be decreased to the Per Share Conversion Price determined by multiplying said Per Share Conversion Price so in effect by a fraction, the numerator of which shall be the number of shares of Common Stock issued and outstanding at the close of business on the date fixed for such determination and the denominator of which shall be the sum of said number of shares issued and outstanding at the close of business on the date fixed for such determination and the number of shares constituting such dividend or other distribution, such decrease becoming effective immediately after the opening of business on the business day next succeeding the date fixed for such determination.

                (ii) If at any time after the date hereof the outstanding shares of Common Stock shall be subdivided into a greater number of shares or outstanding shares shall be combined into a smaller number of shares, the Per Share Conversion Price in effect at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective shall be decreased or increased, as the case may be, to the Per Share Conversion Price determined by multiplying said Per Share Conversion Price so in effect by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such subdivision or combination becomes effective and the denominator of which shall be the number of such shares outstanding at the opening of business on the business day next succeeding the day upon which such subdivision or combination becomes effective.

                (iii) If at any time after the date hereof the Company shall issue shares of Common Stock (other than pursuant to any employee stock option plan in effect on the date hereof, and other than pursuant to stock options issued at Closing to Joel Fairman and John Risher in the initial aggregate number of 1,118,700 shares of Common Stock) or securities convertible into Common Stock or rights, options or warrants containing the right to subscribe for or purchase shares of Common Stock for a price per share of Common Stock, in the case of issuance of Common Stock, or for a price per share of Common Stock initially deliverable upon conversion, exchange or exercise of such convertible securities or rights, options or warrants (other than pursuant to any employee stock option plan in effect on the date hereof) (including all consideration paid to acquire such convertible securities or rights, options or warrants) (the "Issue Price") less than the then current Per Share Conversion Price on the date (the "Record Date") the Company fixed the offering, conversion, exchange or exercise price of such shares, then the Per Share Conversion Price shall be adjusted by multiplying it by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to the Record Date plus the number derived by dividing (x) the product of the number of shares of Common Stock to be issued upon such offering, conversion, exchange or exercise and the Issue Price by (y) the then current Per Share Conversion Price and the denominator of which is the number of shares of Common Stock outstanding immediately prior to the Record Date plus the number of shares of Common Stock to be issued upon such offering, conversion, exchange or exercise. Such adjustment shall be made whenever such shares, convertible securities, rights, options or warrants are issued, and shall become effective immediately after the effective date of such event, retroactive to the Record Date, if any, for such event.

                (iv) If the Company shall distribute to all or substantially all holders of Common Stock either (A) evidences of indebtedness or assets (excluding cash dividends or distributions) or (B) any other securities of the Company or any rights, warrants, options to subscribe for, purchase or otherwise acquire securities of the Company (any of which are referred to herein as "Other Securities"), then and in any such case the Company shall either distribute such Other Securities to Payee or reserve for the benefit of Payee such amount of such Other Securities as Payee would have owned or been entitled to receive immediately following such action had this Note been converted into shares of Common Stock immediately prior thereto. In addition, the Company shall either distribute to, or reserve for the benefit of, Payee any principal, interest, dividends or other property payable with respect to such Other Securities as and when such interest, dividends or other property is distributed to the holders of Common Stock. If such a reserve is made, as and when this Note is converted, Payee shall be entitled to receive from the Company Payee's share of such Other Securities together with the principal, interest, dividends or other property payable with respect thereto.

                (v) Upon each adjustment of the Per Share Conversion Price pursuant to this Section 3, Payee shall thereafter (until another such adjustment) be entitled to receive upon conversion hereof, at the adjusted Per Share Conversion Price applicable at the date conversion rights hereunder are exercised, the number of Conversion Shares, calculated to the nearest full share, obtained by:

                     (A) multiplying (1) the number of Conversion Shares
                deliverable upon conversion of this Note at the close of business on the business day next preceding the business day on which the Per Share Conversion Price is so adjusted by (2) the Per Share Conversion Price in effect at the close of business on such next preceding business day; and

                     (B) by dividing (3) the Per Share Conversion Price as
                adjusted into (4) the amount determined pursuant to the foregoing clause (v)(A).

                (vi) Upon any adjustment of the Per Share Conversion Price and/or an increase or decrease in the number of Conversion Shares issuable upon the conversion of this Note, then, and in each such case, the Company will promptly obtain a certificate of a firm of independent public accountants of recognized standing selected by its Board of Directors (who may be the regular auditors of the Company) setting forth the adjusted Per Share Conversion Price and the increased or decreased number of Conversion Shares issuable upon the conversion of this Note and a brief statement of the facts accounting for such adjustment and will cause a brief summary thereof to be mailed to Payee.

                (vii) In case of any reclassification of Common Stock of the Company, other than a subdivision or combination of the outstanding Common Stock, or of any consolidation or merger to which the Company or any subsidiary of the Company is a party and for which approval of shareholders of the Company is required or of the sale or transfer of all or substantially all of the assets of the Company or of the voluntary or involuntary dissolution, liquidation or winding up of the Company, the Company shall cause to be mailed to Payee, at least 20 days prior to the applicable date hereinafter specified, a notice stating the date on which such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares for securities or other property deliverable upon such reclassification, consolidation, merger, sale, transfer, dissolution, liquidation or winding up.

                (viii) If while this Note is outstanding the Company shall consolidate with or merge into another corporation, or another corporation shall merge into the Company in a merger in which shares of Common Stock are converted into a right to receive cash, property or other securities, or the Company shall sell or transfer all or substantially all of the assets of the Company, the Company shall take such action so that Payee will thereafter receive upon the conversion hereof the securities or property to which a holder of the number of shares of Common Stock then deliverable upon the conversion of this Note would have been entitled to receive upon such consolidation, merger, sale or transfer if such Note had been converted in full immediately prior to such transaction.

                (ix) All calculations under this Section 3(d) shall be made to the nearest one- hundredth of a cent or to the nearest one thousandth of a share, as the case may be. No adjustment shall be required unless such adjustment would result in an increase or decrease of at least one (1%) percent of the Per Share Conversion Price; provided, however, that any adjustments which by reason of this paragraph (ix) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

                (x) If at any time, as a result of paragraph (iv) above, Payee shall become entitled to receive any Other Securities, thereafter the number of such Other Securities and the price of the Other Securities shall be subject to adjustment from time to time and in a manner and on terms as nearly equivalent as practicable to the provisions with respect to this Note contained in paragraphs (i) through (ix), inclusive above.

                (xi) Upon the expiration of any rights, options, warrants or conversion or exchange privileges which caused an adjustment to the Per Share Conversion Price to be made, if any thereof shall not have been exercised, the Per Share Conversion Price shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) as if (a) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or conversion or exchange privileges and (b) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise plus the aggregate consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, options, warrants or conversion or exchange privileges, whether or not exercised; provided further, that no such readjustment shall have the effect of decreasing the Per Share Conversion Price by an amount in excess of the amount of the adjustment initially made in respect to the issuance, sale or grant of such rights, options, warrants or conversion or exchange privileges.

            (d) The Company will at all times reserve and keep available, solely for issuance or delivery upon conversion of this Note, the Conversion Shares and Other Securities receivable upon the conversion of this Note, free and clear of all restrictions on sale or transfer and free and clear of all pre-emptive rights.

            (e) The Company agrees that the securities represented by each and every certificate for Conversion Shares or Other Securities delivered on the conversion of this Note shall, at the time of such delivery, be validly issued and outstanding, fully paid and nonassessable. The Company further covenants and agrees that it will pay, when due and payable, all federal and state stamp, original issue or similar taxes, if any, which are payable in respect of the issue of this Note and/or any Conversion Share or certificates therefor.

            (f) Payee shall not convert or attempt to convert this Note as provided herein without the Company first obtaining the prior approval of the Federal Communications Commission, if such approval is then required by applicable law.

         4. Events of Default. If one or more of the following events occurs, namely:

               (a) if there is a failure in the payment of the principal and interest of this Note in full on the Maturity Date which failure continues uncured for a period of at least five (5) days; or

               (b) the Company's Senior Lender declares an event of default under the Company's or any of the Subsidiaries' indebtedness to such Senior Lender; or

               (c) the Company or any of the Subsidiaries (i) admits in writing its inability to pay its debts as they come due, or makes a general assignment for the benefit of creditors; or (ii) commences any case, proceeding or other action seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of it or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property; or

               (d) any case, proceeding or other action against the Company or any of the Subsidiaries has been commenced seeking to have an order for relief entered against the Company or any of the Subsidiaries as debtor, or seeking reorganization, arrangement, adjustment, liquidation, dissolution or composition of the Company or the Subsidiaries or its debts under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, or seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its property, and such case, proceeding or other action remains undismissed for a period of sixty (60) days; or

               (e) the Company or any of the Subsidiaries defaults (A) in the performance of any term or covenant of the SPA or breaches any representation or warranty therein, or (B) under any loan or other financing agreement to which Company or either of the Subsidiaries is a party, and the Company or any such Subsidiary fails to cure such default within thirty (30) days after receiving notice thereof;

(each, an "Event of Default"), then, subject to the terms of the Subordination Agreement, upon the written notice of any Event of Default under Paragraphs 5(a), (b), or (e) above, and without any action taken by Payee in the case of an Event of Default under Paragraphs 5(c) or 5(d), the entire aggregate principal amount of this Note will become immediately due and payable, together with all accrued interest thereon. The Company will pay on demand all costs and expenses, including reasonable attorneys' fees, incurred or paid by Payee in enforcing or collecting any of the obligations of the Company hereunder. The Company agrees that all amounts due under this Note if an Event of Default shall occur hereunder shall bear interest at a per annum rate equal to Twelve and One-Half percent (12 1/2%) (the "Default Rate"), until such expenditures are repaid or this Note and such amounts as are due are paid to Payee.

         5. Notice. Any notice or communication given under this Note will be in writing and be hand delivered, mailed by registered or certified mail, postage prepaid, delivered by facsimile (with a written confirmation) or by overnight courier as follows:

            (a) If to Payee,to:

                     c/o Blue Chip Venture Company, Ltd.
                     2000 PNC Center
                     201 East 5th Street
                     Cincinnati, Ohio 45202
                     Facsimile No.: (513) 723-2306
                     Attention: John H. Wyant

                with copy to:

                     Taft, Stettinius & Hollister
                     425 Walnut Street
                     Cincinnati, Ohio 45202
                     Facsimile No.  (513) 381-0205
                     Attention: Gerald S. Greenberg, Esq.

         (b) If to the Company, to:

                     Faircom Inc.
                     333 Glen Head Road
                     Old Brookville, New York 11545
                     Facsimile No.: (516) 676-2631
                     Attention: Joel M. Fairman

                with a copy to:

                     Fulbright & Jaworski L.L.P.
                     666 Fifth Avenue
                     New York, New York  10103-3198
                     Facsimile No.:  212-752-5958
                     Attention: Anthony Pantaleoni, Esq.

or at such other address as hereafter will be furnished in writing by the addressed party to the other party. Delivery by hand will be deemed given when personally delivered; delivery by registered or certified mail will be deemed given three (3) business days after the same is posted; delivery by overnight courier will be deemed given when received; and delivery by overnight courier will be deemed given the first business day following the date of timely deposit with such courier.

         6. Waiver: Modifications in Writing.

            (a) No failure or delay on the part of Payee in exercising any right, power or remedy hereunder will operate as a waiver thereof; nor will any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to Payee at law, in equity or otherwise. Any provision of this Note may be waived by or on behalf of Payee, and this Note may be amended, provided such amendment is approved and signed by the Company and Payee.

            (b) Except as otherwise expressly provided for herein, the Company and all sureties, endorsers or guarantors of this Note (i) waive demand, presentment for payment, notice of intention to accelerate, notice of acceleration, protest, notice of protest, and all other notice, filing of suit and diligence in collecting this Note, (ii) agree to the release of any party primarily or secondarily liable hereon, (iii) further agree that it will not be necessary for any holders hereto in order to enforce payment of this Note by such holders, to first institute suit or exhaust their remedies against the Company or others liable herefor, and (iv) consent to any extensions, renewal or postponement of time of payment of this Note or any other indulgence with respect hereto.

         7. Governing Law. This Note will be governed by the laws of the State of Ohio, and for all purposes will be construed in accordance with the laws of said state, without regard to principles of conflicts of law.

         8. Severability of Provisions. Any provision of this Note which is prohibited or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

         9. Headings. The headings in this Note are for the convenience of reference only and will not affect the construction of this Note.

         10. EXCLUSIVE JURISDICTION. THE COMPANY, EACH OF THE SUBSIDIARIES, AND ANY ENDORSER OR GUARANTOR OF THIS NOTE AND PAYEE HEREBY (A) DESIGNATE THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF OHIO, WESTERN DIVISION, OR THE COURT OF COMMON PLEAS, HAMILTON COUNTY, OHIO, AS THE FORUM WHERE ALL MATTERS PERTAINING TO THIS NOTE MAY BE ADJUDICATED, AND (B) BY THE FOREGOING DESIGNATION, CONSENT TO THE EXCLUSIVE JURISDICTION AND VENUE OF SUCH COURT FOR THE PURPOSE OF ADJUDICATING ALL MATTERS PERTAINING TO THIS AGREEMENT.

         11. Waiver of Jury Trial. As a specifically bargained inducement for each other to execute and accept this Note, each of the Company, the Subsidiaries, and any endorser or guarantor of this Note and Payee hereby waives any right it may have to have a jury participate in resolving any dispute arising out of or related to this Note. Instead, any such disputes resolved in court shall be resolved in a bench trial without a jury.

         12. Usury. If from any circumstances whatsoever the fulfillment of any provision of this Note involves transcending the limit of validity prescribed by any applicable usury statute or any other applicable law, with regard to obligations of like character and amount, then the obligation to be fulfilled will be reduced to the limit of such validity as provided in such statute or law, so that in no event shall any exaction of interest be possible under this Note in excess of the limit of such validity. In no event shall the Company be bound to pay interest of more than the legal limit for the use, forbearance or detention of money and the right to demand any such excess is hereby expressly waived by the holder.

         IN WITNESS WHEREOF, this Class B Convertible Subordinated Promissory
Note is executed by a duly authorized officer of each of the undersigned as of the date and year first above written.

                                            FAIRCOM INC.

                                            By:
                                               ---------------------------
                                            Its:
                                                --------------------------

                                   EXHIBIT A


    DATE              AMOUNT            PRINCIPAL                 NOTATION
                      OF LOAN           REPAID                    MADE BY

----------------------------------------------------------------------------

  6/30/97            1,250,000             0

                                   EXHIBIT B


                               CONVERSION NOTICE


         The undersigned, ___________________, pursuant to the provisions of the foregoing Note, hereby agrees to exercise its conversion right with respect to ___________ shares of Common Stock of FAIRCOM INC. covered by said Note.


Dated:                                      Signature

                                            -----------------------------

                                            Address

                                            -----------------------------

                                            -----------------------------